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                                                                   Exhibit 10.21

                 SEPARATION AND MUTUAL GENERAL RELEASE AGREEMENT

            This Separation and Mutual General Release Agreement ("Agreement"), made this 17th day of March 1999, by and between Sheila M. Muldoon, an individual ("Muldoon"), and ARV Assisted Living, Inc., a corporation ("ARV") is a separation agreement which includes a mutual general release of claims. Lazard Freres Real Estate Investors L.L.C. ("Lazard") is a party to this Agreement only with respect to paragraphs 2, 6, 8, 9, 14, 15, and 18-27.

            In consideration of the covenants undertaken and the releases contained in this Agreement, Muldoon and ARV agree, and Lazard agrees with respect to paragraphs 2, 6, 8, 9, 14, 15, and 18-27, as follows:

            1. Muldoon's position as Senior Vice President and General Counsel of ARV is terminated, such termination to be effective March 17, 1999 (the "Separation Date").

            2. That certain April 23, 1997 Employment Agreement ("Employment Agreement") and the October 21, 1997 Amendment to that Employment Agreement ("Amended Employment Agreement") between Muldoon and ARV shall terminate, such termination to be effective March 15, 1999. All payments due to Muldoon from ARV shall be determined under this Agreement and the Consulting Agreement, and no payments shall be made under the Employment Agreement or Amended Employment Agreement. All payments due to Muldoon under this Agreement shall be the sole responsibility of ARV and not of Lazard or any of Lazard's affiliates.

            3. Concurrently with the execution of this Agreement, and in consideration of the promises given and payments made hereunder, Muldoon and ARV shall execute the Consulting Agreement attached hereto as Exhibit A. Any breach of the Consulting Agreement shall also constitute a breach of this Agreement.

            4. ARV shall pay to Muldoon severance in a total amount of $185,000.00, less standard withholding and authorized deductions. One-half of such amount ($92,500.00) shall be paid to Muldoon on or before ten (10) days after Muldoon's execution of this Agreement. The remaining one-half shall be paid to Muldoon on the earlier of (i) May 31, 1999, (ii) the date on which the Company terminates the Consulting Agreement for reasons other than a breach by Muldoon, or (iii) ten (10) days after the date ARV closes its pending financing transaction with Bank One. In addition, Muldoon acknowledges that she has already received through direct deposit her accrued but unpaid salary through March 15, 1999. On March


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                  17, 1999, ARV shall pay to Muldoon accrued but unused vacation in the amount of $21,346.18, and unpaid salary in the amount of $1,422.88, each less standard withholding and authorized deductions.

            5. During the term of the Consulting Agreement, ARV shall reimburse Muldoon for the amount of her premiums for COBRA continuation coverage under ARV's welfare benefit plans.

            6. Muldoon on the one hand, and ARV and Lazard collectively on the other, agree that each shall not (1) directly or indirectly, make or ratify any statement, public or private, oral or written, that disparages, either professionally or personally, the other party or parties, the other party or parties' subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, or (2) make any statement or engage in any conduct that has the purpose or effect of disrupting the business of the other party or parties. The parties hereby agree that any statement made in violation of the foregoing shall constitute and be treated as a material breach of this Agreement. This Section 6 shall not apply to or in any way limit (i) statements made by a party in any court, arbitral or governmental proceeding or (ii) a party's private consultation with its attorneys or other professional advisors.

            7. ARV expressly denies any violation of any of its policies, procedures, state or federal laws or regulations.
                  Accordingly, while this Agreement resolves all issues between Muldoon and ARV relating to any alleged violation of ARV's policies or procedures or any state or federal law or regulation, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by ARV of any violation of its policies, procedures, state or federal laws or regulations. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by ARV of any violation of its policies, procedures, state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to a stipulation agreeing to an order protecting its confidentiality.

                  8. Except for those obligations created by or arising out of this Agreement or the Consulting Agreement, Muldoon on behalf of herself, her descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges ARV, Lazard, LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership LP, LFSRI II-CADIM Alternative Partnership L.P., Atria Communities, Inc., Kapson Senior Quarters Corp., Prometheus


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                  Assisted Living LLC, their respective predecessors, successors and assigns, and their respective past, present and future parents, subsidiaries, affiliates, trustees, executors, administrators, officers, directors, owners, associates, heirs, agents, insurers, stockholders, partners, employees, licensees, representatives, lawyers, consultants, investment bankers, accountants or any of them and including, without limitation, Robert P. Freeman, Murry N. Gunty and Kenneth M. Jacobs, and each of them, hereinafter together and collectively referred to as "Releasees," with respect to and from any and all manner of action or actions, cause or causes of action, in law or equity, and any suits, debts, liens, liabilities, claims, counter-claims, cross-claims, demands, rights, obligations, damages, losses, costs, expenses, attorneys' fees, judgments, orders or indemnities, of all and any nature whatsoever, whether individual or derivative, state or federal, known or unknown, fixed or contingent, suspected or unsuspected, and whether or not concealed or hidden, that against said Releasees, or any of them, Muldoon: (i) may have or may now have up to the date of this Agreement; or (ii) may hereafter have based upon, arising out of, related to or in any way connected with her service as an officer or employee of ARV, her separation from her position as Senior Vice President and General Counsel of ARV or her employment by, or status as an officer of, any ARV affiliate, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim that was or could have been alleged in, or any of the facts giving rise to or allegedly giving rise to, those certain actions entitled ARV Assisted Living, Inc. v. Lazard Freres Real Estate Investors LLC et al., Case No. 794211, Superior Court for the State of California for the County of Orange and related cross-actions ("ARV v. LFREI") and/or Prometheus Assisted Living LLC v. Howard G. Phanstiel et al., Civil Action No. 16846 In the Court of Chancery of the State of Delaware in and for New Castle County ("Prometheus v. Phanstiel"), any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability. Notwithstanding anything to the contrary herein, the releases given herein do not include any claim Muldoon now has or may hereafter have for indemnification under that certain Indemnification Agreement between Muldoon and ARV dated August 13, 1996 (the "Indemnity Agreement") or under ARV's Articles of Incorporation or By Laws.


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                  Except for those obligations created by or arising out of this
Agreement, the Consulting Agreement, or the Indemnity Agreement, ARV and Lazard hereby acknowledge full and complete satisfaction of and release and discharge, and covenant not to sue, Muldoon from and with respect to any and all claims, agreements, obligations, losses, damages, injuries, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Muldoon's service as Senior Vice President and General Counsel of ARV or as any officer or director of any ARV subsidiaries, or the separation from such positions, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Muldoon committed or omitted prior to the date of this Agreement which ARV and/or Lazard now owns or holds or has at any time heretofore owned or held as against Muldoon including, without limiting the generality of the foregoing, any claim that was or could have been alleged against Muldoon in ARV v. LFREI and/or Prometheus v. Phanstiel.

            9. Muldoon, ARV, and Lazard, and each of them, hereby represent, warrant, and acknowledge to each other, that they have received independent legal advice from their respective attorneys regarding the advisability of executing this Agreement and giving the releases provided for herein, and hereby acknowledge the provisions of Section 1542 of the California Civil Code, which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
            CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Muldoon, ARV and Lazard, and each of them, being aware of Section 1542, hereby expressly waive and relinquish any rights or benefits they have or may have thereunder in connection with the releases provided herein, as well as under any other California or any Federal or state statute or common law principle of similar effect. Each of Muldoon, ARV and Lazard acknowledges that it is aware that it or its attorney may hereafter discover facts different from or in addition to the facts which it or its attorney now knows or believes to be true with respect to the subject matter of this Agreement but that it is their intention hereby to settle and release fully, finally, absolutely and forever any and all claims, disputes and differences, known or unknown, suspected or unsuspected, which now exist, may hereafter exist, or heretofore have existed arising from, related to or in any way connected with the released matters set forth in paragraph 8 of this Agreement, and without regard to the subsequent discovery or existence of such different or additional facts except as expressly set forth herein, which do now exist or heretofore have existed between the parties. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases, except as expressly set forth herein, notwithstanding the discovery of any such additional facts. Muldoon, ARV and Lazard acknowledge that they understand the significance and consequence of such release and such specific waiver of SECTION 1542. The parties, and each of them, hereby further represent, warrant, and acknowledge to the other parties, and each of them, that there is a risk that,


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subsequent to the date of this Agreement, they will incur damage or loss that they deem in some way attributable to the subject matter of this Agreement, or to the actions prior to the date of this Agreement of Muldoon, ARV, Lazard, LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership LP, LFSRI II-CADIM Alternative Partnership L.P., Atria Communities, Inc., Kapson Senior Quarters Corp., Prometheus Assisted Living LLC, Robert P. Freeman, Murry N. Gunty, or Kenneth M. Jacobs, as the case may be, but which are unknown and unanticipated as of the date of this Agreement, or that damages presently known may become progressive, greater or more serious than is now known, expected or anticipated, or that facts alleged in the subject matter of this Agreement are found to be different from the facts now believed by them to be true. The parties hereby expressly accept such risks and agree that this Agreement is and will remain effective notwithstanding such risks, if they occur.

            10. Muldoon expressly acknowledges and agrees that, by entering into this Agreement, she is waiving any and all rights or claims that she may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Muldoon further expressly acknowledges and agrees that:

            a. In return for this Agreement, she will receive consideration (the releases given herein) beyond that which she was already entitled to receive before entering into this Agreement;

            b. She was orally advised by ARV and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

            c. She was given a copy of this Agreement on March 17, 1999, and informed that she had 21 days within which to consider the Agreement; and

            d. She was informed that she has seven (7) days following the date of execution of the Agreement in which to revoke the Agreement.

            11. Muldoon acknowledges that by reason of her position with ARV she has been given access to, received, and been entrusted with confidential information, including but in no way limited to development, marketing, organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes owned by ARV or its agents or consultants, or used in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material"). Muldoon represents that she has held all Confidential Material confidential and will continue to do so, and that she will not use Confidential Material for any business (which term herein includes a partnership, firm, corporation or any other entity) without the prior written consent of ARV. Muldoon hereby acknowledges that the sale or unauthorized use or disclosure of any of ARV's Confidential Material by any means whatsoever shall constitute unfair competition.


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                  Muldoon agrees that she shall not engage in unfair competition at any time on or after the date of this Agreement.

            12. Muldoon promises and agrees that she will not, during her engagement pursuant to the Consulting Agreement attached hereto as Exhibit A and for a period of one year following termination of such engagement or the expiration of the Consulting Agreement, influence or attempt to influence customers of ARV or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of ARV, or any subsidiary or affiliate of ARV. The performance of legal services for an ARV competitor after the termination of the Consulting Agreement shall not itself constitute a violation of this Section 12, provided, however, that such legal services provided by Muldoon in no way relate to any proceeding or transaction in which ARV is a subject, party, or participant.

            13. Muldoon promises and agrees that she will not, during her engagement pursuant to the Consulting Agreement attached hereto as Exhibit A and for a period of one year following the earlier of termination of such engagement or the expiration of the Consulting Agreement, directly or indirectly solicit any ARV employees who earned annually $25,000 or more as an ARV employee during the last six months of his or her own employment to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of ARV or any subsidiary or affiliate of ARV.

            14. Muldoon, ARV and Lazard agree that the terms and conditions of this Agreement shall remain confidential as between the parties and they shall not (except as required by law, including disclosures required to shareholders or regulators, and in a press release provided for herein) disclose them to any other person. The parties shall mutually agree upon the text of a press release announcing the separation of Muldoon from her position as Senior Vice President and General Counsel at ARV and the substance of any other comments (including any announcement to ARV employees) regarding the fact of Muldoon's separation from such position and the reasons therefor. Except as provided for in the mutually agreed disclosures, the parties will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) which led to its execution. Without limiting the generality of the foregoing, the parties specifically agree that they shall not disclose information regarding this Agreement to any current or former employee of ARV or any of its subsidiaries. The parties hereby agree that disclosure by them of any of the terms and conditions of the Agreement in violation of the foregoing shall constitute and be treated as a


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                  material breach of this Agreement. This Section 14 shall not apply to or in any way limit (i) statements made by a party in any court, arbitral or governmental proceeding or (ii) a party's private consultation with its attorneys or other professional advisors.

            15. Muldoon, ARV and Lazard each warrant and represent that there has been no assignment or other transfer of any interest in the released matters set forth in Sections 8 or 9 of this Agreement, any claims, counterclaims, cross-claims, demands, causes of action, or any part or portion thereof, that, but for such assignment or transfer, would be subject to the releases set forth in Sections 8 or 9 of this Agreement and each agrees to indemnify, defend and hold harmless the others from any liabilities, action or actions, cause or causes of action in law or equity, suits, debts, liens, and from any claims made upon, demands upon, damages asserted against, and costs, expenses and attorneys' fees incurred (whether or not litigation is actually commenced) by the other parties, or any of them, based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

            16. Muldoon and ARV acknowledge that they have no further employment or contractual relationship except as arises out of this Agreement and as set forth in (i) the Consulting Agreement attached hereto as Exhibit A and (ii) the Indemnity Agreement, and that Muldoon waives any right or claim to reinstatement as an employee of ARV.

            17. This instrument, the Consulting Agreement attached hereto as Exhibit A, and the Indemnity Agreement constitute and contain the entire agreement and understanding concerning Muldoon's relationship with ARV and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

            18. Muldoon may revoke this Agreement in its entirety during the seven (7) days following execution of the Agreement by Muldoon. Any revocation of the Agreement must be in writing and hand delivered during the revocation period. This Agreement and the Consulting Agreement will become effective and enforceable seven (7) days following execution by Muldoon, unless this Agreement is revoked during the seven-day period.

            19. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.


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            20.   This Agreement shall be deemed to have been executed and
                  delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

            21. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

            22. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

            23. Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange County, California, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Civil Procedure Code Sections 1280 et seq. as the exclusive remedy of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including permanent injunctive relief or specific performance, or both, and the Arbitrator is hereby empowered to award such relief. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. Muldoon and ARV understand and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement.

            24. In the event of litigation or arbitration in connection with or concerning the subject matter of this Agreement, the prevailing party (as determined by the tribunal or arbitrator) shall be entitled to recover all costs and expenses incurred by such party in connection therewith, including reasonable attorneys' fees.


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            25.   No waiver of any breach of any term or provision of this
                  Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

            26. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

            27. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

            I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

            EXECUTED this 17th day of March 1999, at Orange County, California.

                                       /s/ Sheila M. Muldoon
                                       -----------------------------------------
                                           Sheila M. Muldoon

Approved as to form:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By /s/ Peter J. Tennyson
   ----------------------------------
       Peter J. Tennyson

Attorneys for Sheila M. Muldoon

EXECUTED this 17th day of March 1999, at Orange County, California.

                                    ARV Assisted Living, Inc.

                                    By /s/ Douglas M. Pasquale
                                       -----------------------------------------
                                       Its President and Chief Operations
                                           Officer


Approved as to form:


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O'MELVENY & MYERS LLP

By /s/ Larry A. Walraven
   ------------------------------------
       Larry A. Walraven

Attorneys for ARV Assisted Living, Inc.


            EXECUTED this _____ day of March 1999, at ________________ County,
_____________.

                                    Lazard Freres Real Estate Investors L.L.C., with respect to paragraphs 2, 6, 8, 9, 14, 15, 18-27 only

                                    By /s/ Robert P. Freeman
                                       -----------------------------------------
                                       Its Principal

Approved as to form:

QUINN, EMANUEL, URQUHART,
OLIVER & HEDGES, LLP

By /s/ John B. Quinn
   ---------------------------------

Attorneys for Lazard Freres
Real Estate Investors L.L.C.
    John B. Quinn


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                                   ENDORSEMENT

            I, Sheila M. Muldoon, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

            I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

            EXECUTED this 17th day of March 1999, at Orange County, California.

                                           /s/ Sheila M. Muldoon
                                           -------------------------------------
                                               Sheila M. Muldoon


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